Exhibit 99.1

News

February 25, 2008	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

TULSA, Okla. – Feb. 25, 2008 – ONEOK, Inc. (NYSE: OKE) today announced that its fourth-quarter 2007 net income rose 38 percent to $102.9 million, or 98 cents per diluted share, compared with net income of $74.6 million, or 66 cents per diluted share, in the fourth quarter 2006.

Net income for the full year 2007 was $304.9 million, or $2.79 per diluted share, compared with $306.3 million, or $2.68 per diluted share, a year earlier. 2006 results include ONEOK’s share of ONEOK Partners’ gain on the sale of a 20 percent interest in Northern Border Pipeline Company, which had an after-tax impact of $32.3 million, or 28 cents per diluted share. Excluding the one-time gain, 2007 net income was up $30.9 million, or 11 percent.

“All of our businesses performed well in the fourth quarter and the year,” said John W. Gibson, ONEOK chief executive officer.

“Our ONEOK Partners segment benefited from continued supply growth in our natural gas liquids (NGL) businesses, our October acquisition of an NGL and refined petroleum products pipeline and higher realized commodity prices,” Gibson said. “Our distribution segment’s performance was solid, benefiting from new rates in Kansas and Texas and a continued emphasis on cost control. The energy services segment turned in an exceptional quarter, driven by higher transportation, storage and marketing activities.

“In 2008, we will continue to see the benefits of ONEOK Partners’ $1.6 billion investment in internal growth projects that will start to come on line this year,” Gibson added. “And we will continue to focus on improving the profitability of our distribution segment.”

Fourth-quarter operating income was $255.7 million in 2007, compared with $202.7 million in 2006, reflecting improvement in all three of the company’s operating segments. ONEOK Partners benefited from higher commodity prices and the first quarter of earnings from the North System, an interstate NGL and refined petroleum products pipeline system acquired in October 2007. The distribution segment benefited from implementing new rate schedules in

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

Kansas and Texas. And, the energy services segment experienced higher transportation, storage and marketing margins.

Excluding gains on the sale of assets, full-year 2007 operating income increased to $820.6 million from $745.7 million in 2006. The distribution segment improved its margins by the implementation of new rate schedules in Kansas and Texas. ONEOK Partners increased its margins in its natural gas liquids businesses from new supply connections that increased NGL volumes gathered, transported, fractionated and sold; higher isomerization and product price spreads; and the first quarter of earnings from the recently acquired North System. These increases were partially offset by reduced transportation and financial trading margins in the energy services segment.

Operating costs for the year were $761.5 million, compared with $740.8 million in 2006. The increase is due to higher employee-related costs and the incremental operating expenses associated with the North System acquisition, and increased bad debt expense and higher property taxes in the distribution segment. Depreciation and amortization expense decreased for the year, compared with 2006, primarily as a result of a goodwill and asset impairment charge of $12.0 million recorded in the second quarter of 2006 related to the Black Mesa Pipeline, which is included in the ONEOK Partners segment.

2007 SUMMARY INCLUDES:

•	Excluding the gains on sale of assets, operating income increased 10 percent to $820.6 million from $745.7 million in 2006;
•	Increasing the company’s dividend 13 percent during the year and another 6 percent in January 2008 to 38 cents;
•	Receiving regulatory approval of the distribution segment’s pipeline integrity management program in Oklahoma, allowing for recovery of $7.2 million in deferred costs;
•

Filing for a capital investment mechanism for the distribution segment in Oklahoma that would allow for recovery of and a return on the capital costs incurred between rate cases to expand and maintain the natural gas distribution system;

•	Filing for new rates in the distribution segment’s El Paso jurisdiction; a $3.1 million annual rate adjustment was approved in February 2008;
•	Increasing by $500 million to $1.6 billion the amount of internal growth projects under way by ONEOK Partners, including the Piceance Lateral and Arbuckle Pipeline;
•	ONEOK Partners’ completing a $300 million acquisition of the North System, an interstate natural gas liquids and refined petroleum products pipeline system and related assets in October 2007;
•

Distributions declared related to the company’s general partner interest in ONEOK Partners of $58.5 million for the year; distributions declared from the company’s limited partner interest in ONEOK Partners of $148.9 million for 2007;

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

•	ONEOK, on a stand-alone basis, having $102.6 million of short-term debt at Dec. 31, 2007, $15.9 million of cash and cash equivalents and $590.1 million of natural gas in storage;
•	ONEOK stand-alone total debt of 51 percent of capitalization;
•	ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $505.9 million, which exceeded capital expenditures and dividends of $324.0 million by $181.9 million;
•	Completing the repurchase of 7.5 million shares of outstanding common stock under an accelerated share repurchase program;
•	The election of Julie H. Edwards and Jim W. Mogg to the ONEOK board of directors;
•	Electing David Kyle non-executive chairman of the board, effective Jan. 1, 2008, when he retired as a full-time employee; and
•

Completing the first year with a new leadership team: John W. Gibson, chief executive officer; James C. Kneale, president and chief operating officer; and Curtis L. Dinan, senior vice president, chief financial officer and treasurer.

2007 BUSINESS UNIT RESULTS

ONEOK Partners

The ONEOK Partners segment posted fourth-quarter operating income of $129.7 million versus $90.6 million in the same quarter 2006. The segment’s natural gas gathering and processing business benefited from higher realized commodity prices and a favorable one-time contract settlement in the fourth quarter 2007. The fourth quarter also marked the first quarter of earnings from the recently acquired North System, an interstate natural gas liquids and refined petroleum products pipeline system and related assets, which improved the performance of the natural gas liquids pipelines business.

Full-year operating income was $446.8 million in 2007, compared with $511.2 million in 2006. Operating income for 2006 includes the one-time gain on sale of assets of $113.9 million related to ONEOK Partners’ sale of a 20 percent partnership interest in Northern Border Pipeline in April 2006. Excluding the gain on sale in 2006, operating income increased $49.5 million, or 12 percent, in 2007.

Full-year 2007 results reflect increased margins in the segment’s natural gas liquids businesses, which benefited primarily from new supply connections that increased NGL volumes gathered, transported, fractionated and sold. The natural gas liquids gathering and fractionation business also benefited from both higher product and isomerization price spreads, and the natural gas liquids pipelines business had incremental margin related to the recently acquired North System. These increases were partially offset by decreased natural gas processing and transportation margins in the partnership’s natural gas businesses, due primarily to lower natural gas volumes processed and lower natural gas throughput as a result of various contract terminations in late 2006.

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

Operating costs were $337.4 million for the full year 2007, compared with $325.8 million in 2006, increasing primarily as a result of higher employee-related costs and incremental operating expenses associated with the recently acquired North System. Depreciation and amortization expense decreased by $8.3 million for 2007, compared with 2006, primarily due to a goodwill and asset impairment charge of $12.0 million related to the Black Mesa Pipeline recorded in the second quarter of 2006.

Equity earnings from investments for the full year 2007 were $89.9 million, compared with $95.9 million in the same period last year. The reduction is primarily due to ONEOK Partners’ share of Northern Border Pipeline’s earnings declining from 70 percent in the first quarter of 2006 to 50 percent beginning in the second quarter of 2006.

Distribution

The distribution segment reported fourth-quarter operating income of $60.7 million versus $49.0 million in the same quarter 2006.

The increase in fourth-quarter 2007 earnings is primarily the result of implementation of new rate schedules, which included $13.5 million in Kansas and $0.4 million in Texas, partially offset by reduced volumes due to the December ice storm in Oklahoma. Operating costs decreased to $98.8 million in the fourth quarter 2007 versus $100.6 million in 2006. Depreciation and amortization expense increased $1.3 million in the fourth quarter 2007, compared with the same period last year.

The distribution segment reported 2007 operating income of $174.2 million, compared with $117.5 million last year. Net margin increased $63.9 million as a result of a $55.2 million increase from the implementation of new rate schedules, which includes $51.1 million in Kansas and $4.1 million in Texas; and an increase of $8.0 million from higher customer sales volumes due to a return to more normal weather in the distribution segment’s entire service territory.

Operating costs for 2007 increased to $377.8 million, compared with $371.5 million in 2006, due to $4.8 million in higher bad debt expense, primarily in Oklahoma, and $5.3 million in higher property taxes in Kansas. These expenses were partially offset by a decrease of $4.0 million in employee-related costs.

Residential and commercial volumes increased during 2007, compared with 2006, due to a return to more normal weather from the unseasonably warm weather in 2006.

Energy Services

The energy services segment posted fourth-quarter operating income of $75.7 million versus $60.9 million in the same quarter 2006. The increase in earnings for the quarter was due

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

primarily to $10.3 million in improved transportation margins and $5.8 million in storage and marketing margins resulting from higher seasonal storage spreads and storage withdrawals, partially offset by $2.1 million in lower financial trading margins.

Full-year 2007 operating income was $205.3 million, compared with $229.2 million in 2006. The decrease is primarily due to reduced transportation margins of $14.1 million as a result of narrower location spreads; a $7.9 million impact from the third-quarter 2007 Cheyenne Plains Gas Pipeline outage; $5.0 million in lower retail margins due to market conditions; and $4.3 million in lower financial trading margins. These decreases were partially offset by $4.9 million in improved storage margins due to higher realized seasonal storage spreads and optimization activities, partially offset by increased storage fees.

Operating costs for the year decreased to $39.9 million, compared with $42.5 million in 2006, due primarily to lower legal and employee-related costs.

On Dec. 31, 2007, natural gas in storage was 66.7 Bcf, compared with 74.1 Bcf a year earlier. Natural gas storage capacity under lease was 96 Bcf on Dec. 31, 2007, compared with 86 Bcf in 2006.

The net margin for the energy services segment was derived from the following sources:

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
	(Thousands of dollars)
Marketing and storage, gross	$134,444	$111,943	$409,051	$414,951
Less: Storage and transportation costs	(50,454)	(44,079)	(191,863)	(180,708)

Marketing and storage, net	83,990	67,864	217,188	234,243
Retail marketing	4,613	5,805	13,990	19,006
Financial trading	(118)	1,943	16,224	20,569

Net margin	$88,485	$75,612	$247,402	$273,818

EARNINGS CONFERENCE CALL

The management of ONEOK and ONEOK Partners will conduct a joint conference call on Tuesday, Feb. 26, 2008, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call will also be carried live on ONEOK’s and ONEOK Partners’ Web sites.

To participate in the telephone conference call, dial 866-244-4616, pass code 1186879, or log on to the webcast at www.oneok.com or www.oneokpartners.com.

For those unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s Web site, www.oneok.com, and ONEOK Partners’ Web site,

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-837-8032, pass code 1186879.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc., visit the Web site: www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena on our operations, including energy sales and demand for our services and energy prices;
•	competition from other United States and Canadian energy suppliers and transporters as well as alternative forms of energy;
•	the capital intensive nature of our businesses;
•	the profitability of assets or businesses acquired by us;
•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
•	the uncertainty of estimates, including accruals and costs of environmental remediation;
•	the timing and extent of changes in energy commodity prices;
•

the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, and authorized rates or recovery of gas and gas transportation costs;

•

impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming or changes in governmental policies and regulations due to climate change initiatives;
•

the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
•

the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving the OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;

•	our ability to access capital at competitive rates or on terms acceptable to us;
•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines which outpace new drilling;
•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
•	the impact and outcome of pending and future litigation;
•	the ability to market pipeline capacity on favorable terms, including the affects of:
-	future demand for and prices of natural gas and NGLs;
-	competitive conditions in the overall energy market;
-	availability of supplies of Canadian and United States natural gas;
-	availability of additional storage capacity;
-	weather conditions; and
-	competitive developments by Canadian and U.S. natural gas transmission peers;
•	performance of contractual obligations by our customers, service providers, contractors and shippers;
•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;
•

our ability to acquire all necessary rights-of-way permits and consents in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct pipelines without labor or contractor problems;

•	the mechanical integrity of facilities operated;
•	demand for our services in the proximity of our facilities;
•	our ability to control operating costs;
•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;
•	economic climate and growth in the geographic areas in which we do business;
•	the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
•

risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;
•	the impact of unsold pipeline capacity being greater or less than expected;
•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
•	our ability to promptly obtain all necessary materials and supplies required for construction of gathering, processing, storage, fractionation and transportation facilities;
•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
•	the impact of potential impairment charges;
•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
•	our ability to control construction costs and completion schedules of our pipelines and other projects; and
•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. OKE-FE

###

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Years Ended December 31,
(Unaudited)	2007	2006	2007	2006
	(Thousands of dollars, except per share amounts)
Revenues
Operating revenues, excluding energy trading revenues	$3,998,333	$3,069,902	$13,488,027	$11,913,529
Energy trading revenues, net	(13,365)	3,750	(10,613)	6,797

Total Revenues	3,984,968	3,073,652	13,477,414	11,920,326

Cost of sales and fuel	3,447,569	2,602,649	11,667,306	10,198,342

Net Margin	537,399	471,003	1,810,108	1,721,984

Operating Expenses
Operations and maintenance	198,564	191,442	675,575	662,681
Depreciation and amortization	59,506	56,654	227,964	235,543
General taxes	23,618	20,321	85,935	78,086

Total Operating Expenses	281,688	268,417	989,474	976,310

Gain on sale of assets	16	100	1,909	116,528

Operating Income	255,727	202,686	822,543	862,202

Equity earnings from investments	24,933	23,133	89,908	95,883
Allowance for equity funds used during construction	5,852	1,693	12,538	2,205
Other income	4,488	5,860	21,932	26,030
Other expense	5,666	12,076	7,879	24,154
Interest expense	68,822	63,077	256,325	239,725

Income before Minority Interests and Income Taxes	216,512	158,219	682,717	722,441

Minority interests in income of consolidated subsidiaries	58,186	37,380	193,199	222,000
Income taxes	55,402	46,259	184,597	193,764

Income from Continuing Operations	102,924	74,580	304,921	306,677
Income (loss) from operations of discontinued components, net	—	45	—	(365)

Net Income	$102,924	$74,625	$304,921	$306,312

Earnings Per Share of Common Stock
Net earnings per share, basic	$0.99	$0.68	$2.84	$2.74
Net earnings per share, diluted	$0.98	$0.66	$2.79	$2.68

Average Shares of Common Stock (Thousands)
Basic	103,763	110,257	107,346	112,006
Diluted	105,555	112,705	109,298	114,477

Dividends Declared Per Share of Common Stock	$0.36	$0.32	$1.40	$1.22

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)	December 31, 2007	December 31, 2006
Assets	(Thousands of dollars)

Current Assets
Cash and cash equivalents	$19,105	$68,268
Short-term investments	—	31,125
Trade accounts and notes receivable, net	1,723,212	1,348,490
Gas and natural gas liquids in storage	841,362	925,194
Commodity exchanges and imbalances	82,938	53,433
Energy marketing and risk management assets	168,609	401,670
Other current assets	116,249	296,781

Total Current Assets	2,951,475	3,124,961

Property, Plant and Equipment
Property, plant and equipment	7,893,492	6,724,759
Accumulated depreciation and amortization	2,048,311	1,879,838

Net Property, Plant and Equipment	5,845,181	4,844,921

Deferred Charges and Other Assets
Goodwill and intangible assets	1,043,773	1,051,440
Energy marketing and risk management assets	3,978	91,133
Investments in unconsolidated affiliates	756,260	748,879
Other assets	461,367	529,748

Total Deferred Charges and Other Assets	2,265,378	2,421,200

Total Assets	$11,062,034	$10,391,082

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)	December 31, 2007	December 31, 2006
Liabilities and Shareholders’ Equity	(Thousands of dollars)

Current Liabilities
Current maturities of long-term debt	$420,479	$18,159
Notes payable	202,600	6,000
Accounts payable	1,436,005	1,076,954
Commodity exchanges and imbalances	252,095	176,451
Energy marketing and risk management liabilities	133,903	306,658
Other	436,585	366,316

Total Current Liabilities	2,881,667	1,950,538

Long-term Debt, excluding current maturities	4,215,046	4,030,855

Deferred Credits and Other Liabilities
Deferred income taxes	680,543	707,444
Energy marketing and risk management liabilities	26,861	137,312
Other deferred credits	486,645	548,330

Total Deferred Credits and Other Liabilities	1,194,049	1,393,086

Commitments and Contingencies

Minority Interests in Consolidated Subsidiaries	801,964	800,645

Shareholders’ Equity
Common stock, $0.01 par value: authorized 300,000,000 shares; issued 121,115,217 shares and outstanding 103,987,476 shares at December 31, 2007; issued 120,333,908 shares and outstanding 110,678,499 shares at December 31, 2006	1,211	1,203
Paid in capital	1,273,800	1,258,717
Accumulated other comprehensive income (loss)	(7,069)	39,532
Retained earnings	1,411,492	1,256,759
Treasury stock, at cost: 17,127,741 shares at December 31, 2007 and 9,655,409 shares at December 31, 2006	(710,126)	(340,253)

Total Shareholders’ Equity	1,969,308	2,215,958

Total Liabilities and Shareholders’ Equity	$11,062,034	$10,391,082

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(Unaudited)	2007	2006
Operating Activities	(Thousands of dollars)
Net income	$304,921	$306,312
Depreciation and amortization	227,964	235,543
Allowance for equity funds used during construction	(12,538)	(2,205)
Gain on sale of assets	(1,909)	(116,528)
Minority interests in income of consolidated subsidiaries	193,199	222,000
Distributions received from unconsolidated affiliates	103,785	123,427
Income from equity investments	(89,908)	(95,883)
Deferred income taxes	65,017	115,384
Stock-based compensation expense	14,639	16,499
Allowance for doubtful accounts	14,578	9,056
Changes in assets and liabilities (net of acquisition and disposition effects):
Accounts and notes receivable	(378,876)	649,415
Inventories	88,860	(14,107)
Unrecovered purchased gas costs	9,530	(73,534)
Commodity exchanges and imbalances, net	40,572	18,001
Deposits	77,525	50,445
Regulatory assets	(2,225)	15,441
Accounts payable and accrued liabilities	353,104	(499,996)
Energy marketing and risk management assets and liabilities	(60,544)	(139,488)
Other assets and liabilities	81,966	53,494

Cash Provided by Operating Activities	1,029,660	873,276

Investing Activities
Changes in investments in unconsolidated affiliates	(3,668)	(6,608)
Acquisitions	(299,560)	(148,892)
Capital expenditures (less allowance for equity funds used during construction)	(883,703)	(376,306)
Proceeds from sale of discontinued component	—	53,000
Changes in short-term investments	31,125	(31,125)
Proceeds from sale of assets	4,022	298,964
Increase in cash and cash equivalents attributable to previously unconsolidated subsidiaries	—	1,334
Decrease in cash and cash equivalents attributable to previously consolidated subsidiaries	—	(22,039)
Other investing activities	—	(5,565)

Cash Used in Investing Activities	(1,151,784)	(237,237)

Financing Activities
Borrowing (repayment) of notes payable, net	196,600	(842,000)
Short-term financing payments	—	(900,000)
Issuance of debt, net of discounts	598,146	1,397,328
Long-term debt financing costs	(5,805)	(12,003)
Payment of debt	(13,588)	(44,359)
Equity unit conversion	—	402,448
Repurchase of common stock	(390,213)	(281,444)
Issuance of common stock	20,730	10,829
Dividends paid	(150,188)	(135,451)
Distributions to minority interests	(182,891)	(165,283)
Other financing activities	170	(48,841)

Cash Provided by (Used in) Financing Activities	72,961	(618,776)

Change in Cash and Cash Equivalents	(49,163)	17,263
Cash and Cash Equivalents at Beginning of Period	68,268	7,915
Effect of Accounting Change on Cash and Cash Equivalents	—	43,090

Cash and Cash Equivalents at End of Period	$19,105	$68,268

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

INFORMATION AT A GLANCE

	Three Months Ended December 31,		Years Ended December 31,
(Unaudited)	2007	2006	2007	2006
	(Millions of dollars)
ONEOK Partners
Net margin	$259.1	$217.0	$895.9	$843.5
Operating cost	$100.0	$98.6	$337.4	$325.8
Depreciation and amortization	$29.4	$27.8	$113.7	$122.0
Operating income	$129.7	$90.6	$446.8	$511.2
Natural gas gathered (BBtu/d)	1,177	1,182	1,171	1,168
Natural gas processed (BBtu/d)	641	1,010	621	988
Natural gas transported (MMcf/d)	3,639	3,664	3,579	3,634
Natural gas sales (BBtu/d)	287	288	281	302
Natural gas liquids gathered (MBbl/d)	246	211	228	206
Natural gas liquids sales (MBbl/d)	259	222	231	207
Natural gas liquids fractionated (MBbl/d)	385	314	356	313
Natural gas liquids transported (MBbl/d)	305	201	299	200
Capital expenditures	$301.5	$87.0	$709.9	$201.7
Conway-to-Mont Belvieu OPIS average spread Ethane/Propane mixture ($/gallon)	$0.07	$0.09	$0.06	$0.05
Natural Gas Gathering and Processing:
Realized composite NGL sales prices ($/gallon)	$1.31	$0.87	$1.06	$0.93
Realized condensate sales price ($/Bbl)	$85.16	$60.79	$67.35	$57.84
Realized natural gas sales price ($/MMBtu)	$6.24	$5.83	$6.21	$6.31
Realized gross processing spread ($/MMBtu)	$7.14	$4.51	$5.21	$5.05

Distribution
Net margin	$189.0	$177.8	$663.6	$599.8
Operating cost	$98.8	$100.6	$377.8	$371.5
Depreciation and amortization	$29.5	$28.2	$111.6	$110.9
Operating income	$60.7	$49.0	$174.2	$117.5
Customers per employee	727	726	732	713
Capital expenditures	$53.3	$44.2	$162.0	$159.0
Natural gas volumes (Bcf)
Gas Sales	56.4	56.0	176.6	178.4
Transportation	55.4	50.8	204.0	200.8
Natural gas margins
Gas Sales	$157.6	$148.0	$547.6	$489.9
Transportation	$21.8	$21.4	$80.6	$76.9

Energy Services
Net margin	$88.5	$75.6	$247.4	$273.8
Operating cost	$12.2	$14.2	$39.9	$42.5
Depreciation and amortization	$0.5	$0.5	$2.1	$2.1
Operating income	$75.7	$60.9	$205.3	$229.2
Natural gas marketed (Bcf)	305	293	1,191	1,132
Natural gas gross margin ($/Mcf)	$0.29	$0.22	$0.19	$0.22
Physically settled volumes (Bcf)	576	586	2,370	2,288
Capital expenditures	$0.2	$—	$0.2	$—

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

Consolidating Income Statement

	Three Months Ended December 31, 2007
(Unaudited)	ONEOK	ONEOK Partners	Consolidating Entries	Consolidated
	(Millions of dollars)
Operating Income
ONEOK Partners	$—	$130	$—	$130
Distribution	61	—	—	61
Energy Services	76	—	—	76
Other	(11)	—	—	(11)

Operating Income	126	130	—	256

Equity in earnings of ONEOK Partners	63	—	(63)	—
Other income (expense)	(4)	33	—	29
Interest expense	(29)	(40)	—	(69)
Minority interest	—	—	(58)	(58)
Income taxes	(53)	(2)	—	(55)

Net Income	$103	$121	$(121)	$103

	Year Ended December 31, 2007
(Unaudited)	ONEOK	ONEOK Partners	Consolidating Entries	Consolidated
	(Millions of dollars)
Operating Income
ONEOK Partners	$—	$447	$—	$447
Distribution	174	—	—	174
Energy Services	205	—	—	205
Other	(3)	—	—	(3)

Operating Income	376	447	—	823

Equity in earnings of ONEOK Partners	215	—	(215)	—
Other income (expense)	7	109	—	116
Interest expense	(117)	(139)	—	(256)
Minority interest	—	—	(193)	(193)
Income taxes	(176)	(9)	—	(185)

Net Income	$305	$408	$(408)	$305

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

Consolidating Income Statement

	Three Months Ended December 31, 2006
(Unaudited)	ONEOK	ONEOK Partners	Consolidating Entries	Consolidated
	(Millions of dollars)
Operating Income
ONEOK Partners	$—	$91	$—	$91
Distribution	49	—	—	49
Energy Services	61	—	—	61
Other	2	—	—	2

Operating Income	112	91	—	203

Equity in earnings of ONEOK Partners	43	—	(43)	—
Other income (expense)	(7)	25	—	18
Interest expense	(29)	(34)	—	(63)
Minority interest	—	—	(37)	(37)
Income taxes	(44)	(2)	—	(46)

Net Income	$75	$80	$(80)	$75

	Year Ended December 31, 2006
(Unaudited)	ONEOK	ONEOK Partners	Consolidating Entries	Consolidated
	(Millions of dollars)
Operating Income
ONEOK Partners	$—	$511	$—	$511
Distribution	118	—	—	118
Energy Services	229	—	—	229
Other	4	—	—	4

Operating Income	351	511	—	862

Equity in earnings of ONEOK Partners	225	—	(225)	—
Other income (expense)	2	98	—	100
Interest expense	(106)	(134)	—	(240)
Minority interest	—	(2)	(220)	(222)
Income taxes	(166)	(28)	—	(194)

Net Income	$306	$445	$(445)	$306

-more-

ONEOK Announces Fourth-quarter and Year-end 2007 Earnings

Feb. 25, 2008

ONEOK, Inc. and Subsidiaries

REGULATION G GAAP RECONCILIATION

ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital

(Unaudited)	Year Ended December 31, 2007
(Millions of dollars)
Net income	$304.9
Depreciation and amortization	114.3
Distributions received from unconsolidated affiliates	207.4
Income from equity investments, net	(214.9)
Deferred income taxes	65.0
Stock based compensation expense	14.6
Allowance for doubtful accounts	14.6

Cash flow, before changes in working capital (a)	$505.9

(a) ONEOK, Inc. stand-alone cash flow, before changes in working capital, is a non-GAAP financial measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of our fundamental business activities. ONEOK, Inc. stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow.